Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

New York, April 25, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended March 31, 2024.

$408.7 million quarterly revenues, an increase of 24.1% (23.8% on a constant currency basis) compared to prior year period
$1.9 trillion average daily volume (“ADV”) for the quarter, an increase of 39.1% compared to prior year period; quarterly ADV records in fully electronic U.S. High Grade credit, U.S. government bonds, European government bonds, swaps/swaptions ≥ 1-year, European credit, U.S. ETFs, equity convertibles/swaps/options, global repurchase agreements; record 17.6% share of fully electronic U.S. High Grade TRACE
$143.4 million net income and $167.9 million adjusted net income for the quarter, increases of 40.3% and 30.1% respectively from prior year period
53.7% adjusted EBITDA margin and $219.5 million adjusted EBITDA for the quarter, compared to 52.3% and $172.2 million respectively for prior year period
$0.59 diluted earnings per share (“Diluted EPS”) and $0.71 adjusted diluted earnings per share for the quarter
$0.10 per share quarterly cash dividend declared

Billy Hult, CEO of Tradeweb:
“We had a very strong start to 2024, continuing last year’s momentum thanks to broad-based organic growth and a number of important milestones. Our quarterly ADV climbed 39% from the prior year period to a record $1.9 trillion, with several more ADV records set across rates, credit, equities and money markets. Tradeweb captured a record 17.6% share of U.S. High Grade TRACE (+420 bps from the prior year period), reflecting steady growth in an area of strategic focus and investment for us. In January, we finalized our acquisition of r8fin, a technology provider that specializes in algorithmic-based execution for U.S. Treasuries and interest rate futures, and we feel great about how this will strengthen our offering with macro hedge funds. In April, we agreed to acquire ICD, a leading institutional investment technology provider for corporate treasury organizations, which will add Corporates as a new client channel with significant cross-sell opportunities. We also recently celebrated the five-year anniversary of Tradeweb’s IPO, and we remain laser-focused on keeping continued innovation and collaboration at the heart of Tradeweb’s success. Now more than ever, we believe the future of trading is multi-asset class -- and innovative technology is how markets are going to get there.”

SELECT FINANCIAL RESULTS	1Q24	1Q23	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	1Q24	1Q23	YoY
GAAP Financial Measures							Rates	Cash	$462	$363	27.3%
Total revenue	$408,739	$329,249	24.1%		23.8%			Derivatives	799	509	57.1%
Rates	$214,093	$170,505	25.6%		25.3%			Total	1,261	871	44.7%
Credit	$115,839	$89,017	30.1%		29.8%		Credit	Cash	17	11	51.5%
Equities	$27,050	$26,203	3.2%		2.8%			Derivatives	18	21	(15.9)%
Money Markets	$16,791	$14,807	13.4%		13.1%			Total	35	32	8.1%
Market Data	$29,022	$22,434	29.4%		28.8%		Equities	Cash	13	10	20.2%
Other	$5,944	$6,283	(5.4)%		(5.4)%			Derivatives	15	9	64.1%
Net income	$143,382	$102,193	40.3%					Total	27	20	40.5%
Net income attributable to Tradeweb Markets Inc. (2)	$126,142	$87,856	43.6%				Money Markets	Cash	577	442	30.3%
								Total	577	442	30.3%
Diluted EPS	$0.59	$0.42	40.5%					Total	$1,900	$1,366	39.1%
Net income margin	35.1%	31.0%	+404	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$219,528	$172,203	27.5%		28.1%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	53.7%	52.3%	+141	bps	+179	bps
Adjusted EBIT (1)	$204,558	$158,416	29.1%		29.8%
Adjusted EBIT margin (1)	50.0%	48.1%	+193	bps	+231	bps
Adjusted Net Income (1)	$167,925	$129,035	30.1%		30.8%
Adjusted Diluted EPS (1)	$0.71	$0.54	31.5%		29.6%

DISCUSSION OF RESULTS
Rates – Revenues of $214.1 million in the first quarter of 2024 increased 25.6% compared to prior year period (increased 25.3% on a constant currency basis). Rates ADV was up 44.7% from prior year period, driven by record volume in swaps/swaptions ≥ 1-year and U.S. government bonds. European government bonds reported a record 17.9% ADV increase from prior year period, supported by increased client activity, particularly in UK Gilts, while Mortgages ADV was up 19.9% reflecting increased institutional client activity, as well as record adoption of our specified pool trading platform and record roll trading activity.

Credit – Revenues of $115.8 million in the first quarter of 2024 increased 30.1% compared to prior year period (increased 29.8% on a constant currency basis). Credit ADV was up 8.1% from prior year period, as strong U.S. credit volumes, including record ADV in fully-electronic U.S. High Grade credit, reflected continued client adoption across Tradeweb protocols, including request-for-quote (RFQ), Tradeweb AllTrade® and portfolio trading. Record European credit ADV was up 23.2% from prior year period, driven by strong activity in portfolio trading and Tradeweb Automated Intelligent Execution (AiEX). Our share of fully electronic TRACE for U.S. High Grade was a record 17.6%, up 420 bps from prior year period, and U.S. High Yield was 6.7%, up 60 bps from prior year period.

Equities – Revenues of $27.1 million in the first quarter of 2024 increased 3.2% compared to prior year period (increased 2.8% on a constant currency basis). Equities ADV was up 40.5% from prior year period, driven by record activity in equity convertibles/swaps/options.

Money Markets – Revenues of $16.8 million in the first quarter of 2024 increased 13.4% compared to prior year period (increased 13.1% on a constant currency basis). Money Markets ADV was up 30.3% from prior year period, led by record activity in global repurchase agreements and increased client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $29.0 million in the first quarter of 2024 increased 29.4% compared to prior year period (increased 28.8% on a constant currency basis). The increase was derived primarily from increased LSEG market data fees from the contract that was amended effective November 1, 2023 and proprietary third party market data revenue.

Other – Revenues of $5.9 million in the first quarter of 2024 decreased 5.4% compared to prior year period (decreased 5.4% on a constant currency basis).

Operating Expenses of $241.1 million in the first quarter of 2024 increased 16.6% compared to $206.7 million in prior year period, primarily due to an increase in employee compensation and benefits including incentive compensation tied to our financial performance, as well as an increase in headcount and related salaries and benefits to support our continued growth.

Adjusted Expenses of $204.2 million in the first quarter of 2024 increased 19.5% (increased 18.3% on a constant currency basis) compared to prior year period primarily due to higher expenses related to employee compensation and benefits. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
April 2024
•Announced definitive agreement to acquire Institutional Cash Distributors ("ICD"), an institutional investment technology provider for corporate treasury organizations trading short-term investments, for $785 million, subject to customary adjustments, which will add Corporates as our fourth client channel alongside Institutional, Wholesale and Retail. The closing of the acquisition is subject to customary closing conditions and regulatory reviews.
•Awarded two framework agreements to provide Electronic Trading Platforms to the European Central Bank (ECB) and other Eurosystem National Central Banks, after successfully participating in the procurement procedure organized by the ECB.
•Celebrated our five-year IPO anniversary at Nasdaq's Opening Bell ceremony.

First Quarter 2024
•Completed our acquisition of r8fin, a technology provider that specializes in algorithmic-based execution for U.S. Treasuries and interest rate futures.
•Appointed Lisa Opoku to Tradeweb's Board of Directors, bringing nearly 30 years of additional finance and legal experience to the Board.
•Celebrated the grand opening of our Miami and Dubai offices, deepening our relationships with our growing emerging markets client base.
•Expanded our mortgage platform by adding collateralized mortgage obligations (CMOs) as the latest addition to our securitized product offering.
•Published our 2023 Annual Report, discussing our 24th consecutive year of revenue growth with record trading volumes, expanded automation capabilities, enhanced strategic partnerships and exciting acquisitions.
•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: Best Financial Services Companies to Work For (U.S. News); Notable Leaders in Finance - Billy Hult (Crain's New York Business); Women in Technology & Data Awards - Above and Beyond award (vendor) - Susan Bennett (WatersTechnology); Rising Star - Opal Parris (Women's Bond Club); Notable General Counsel - Doug Friedman (Crain's New York Business)

Page | 2

CAPITAL MANAGEMENT
•$1.5 billion in cash and cash equivalents and an undrawn $500 million credit facility at March 31, 2024
•As consideration for the acquisition of r8fin, we paid $89.2 million in cash and issued 374,601 shares of Class A common stock valued as of the closing date at $36.7 million
•Cash capital expenditures and capitalization of software development in the first quarter 2024 of $17.3 million (excludes amounts paid at closing for acquisitions)
•Free cash flow for the trailing twelve months ended March 31, 2024 of $650.8 million, up 8.5% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•$785 million acquisition of ICD is expected to close in the second half of 2024, subject to the satisfaction of customary closing conditions and regulatory reviews and the purchase price, subject to customary adjustments, is expected to be funded with cash on hand
•$239.8 million remained available for repurchase pursuant to the share repurchase program authorization as of March 31, 2024. No shares were repurchased during the first quarter of 2024
•$43.8 million in shares of Class A common stock were withheld in the first quarter of 2024 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.10 per share of Class A common stock and Class B common stock. The dividend will be payable on June 17, 2024 to stockholders of record as of June 3, 2024
OTHER MATTERS
Updated Full-Year 2024 Guidance*
•Adjusted Expenses: $755 - 805 million (trending toward top end of range)
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $142 million
•Assumed non-GAAP tax rate: ~ 24.5% - 25.5%
•Cash costs of non-acquisition capital expenditures and capitalized software development: $75 - 83 million
•LSEG Market Data Contract Revenue: ~$80 million (~$90 million in 2025)

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2024 Sterling/US$ foreign exchange rate of 1.24 and includes completed M&A transactions.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss first quarter 2024 results starting at 9:30 AM EDT today, April 25, 2024. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/t9m7w485
•To join the call via phone, please register in advance here: https://register.vevent.com/register/BIf70b5059ccc842ed91c32442e68f0355. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.5 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
Page | 3

TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2024	2023
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$335,451	$266,598
Subscription fees	49,681	44,374
LSEG market data fees	20,500	15,594
Other	3,107	2,683
Total revenue	408,739	329,249

Expenses
Employee compensation and benefits	143,087	114,493
Depreciation and amortization	49,337	45,404
Technology and communications	21,310	17,567
General and administrative	10,854	13,920
Professional fees	11,800	11,176
Occupancy	4,673	4,123
Total expenses	241,061	206,683
Operating income	167,678	122,566
Interest income	21,060	12,940
Interest expense	(1,718)	(449)
Other income (loss), net	—	341
Income before taxes	187,020	135,398
Provision for income taxes	(43,638)	(33,205)
Net income	143,382	102,193
Less: Net income attributable to non-controlling interests	17,240	14,337
Net income attributable to Tradeweb Markets Inc.	$126,142	$87,856

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.59	$0.42
Diluted	$0.59	$0.42
Weighted average shares outstanding:
Basic	212,709,872	208,105,437
Diluted	214,660,853	210,143,734

Page | 4

TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	March 31,
	2024	2023
	(dollars in thousands)
Net income	$143,382	$102,193
Merger and acquisition transaction and integration costs (1)	3,614	585
Interest income	(21,060)	(12,940)
Interest expense	1,718	449
Depreciation and amortization	49,337	45,404
Stock-based compensation expense (2)	1,183	850
Provision for income taxes	43,638	33,205
Foreign exchange (gains) / losses (3)	(2,284)	2,798
Tax receivable agreement liability adjustment (4)	—	—
Other (income) loss, net	—	(341)
Adjusted EBITDA	$219,528	$172,203
Less: Depreciation and amortization	(49,337)	(45,404)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	34,367	31,617
Adjusted EBIT	$204,558	$158,416
Net income margin (6)	35.1%	31.0%
Adjusted EBITDA margin (6)	53.7%	52.3%
Adjusted EBIT margin (6)	50.0%	48.1%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)	Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options.
(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	March 31,
	2024	2023
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.59	$0.42
Net income attributable to Tradeweb Markets Inc.	$126,142	$87,856
Net income attributable to non-controlling interests (1)	17,240	14,337
Net income	143,382	102,193
Provision for income taxes	43,638	33,205
Merger and acquisition transaction and integration costs (2)	3,614	585
D&A related to acquisitions and the Refinitiv Transaction (3)	34,367	31,617
Stock-based compensation expense (4)	1,183	850
Foreign exchange (gains) / losses (5)	(2,284)	2,798
Tax receivable agreement liability adjustment (6)	—	—
Other (income) loss, net	—	(341)
Adjusted Net Income before income taxes	223,900	170,907
Adjusted income taxes (7)	(55,975)	(41,872)
Adjusted Net Income	$167,925	$129,035
Adjusted Diluted EPS (8)	$0.71	$0.54
Page | 5

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)	Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options.
(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 25.0% and 24.5% applied to Adjusted Net Income before income taxes for the three months ended March 31, 2024 and 2023, respectively.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended
	March 31,
	2024	2023
Diluted weighted average shares of Class A and Class B common stock outstanding	214,660,853	210,143,734
Weighted average of other participating securities (1)	159,957	291,772
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,077,973	26,340,754
Adjusted diluted weighted average shares outstanding	237,898,783	236,776,260
Adjusted Net Income (in thousands)	$167,925	$129,035
Adjusted Diluted EPS	$0.71	$0.54

(1)
Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	March 31,
	2024	2023
	(dollars in thousands)
Operating expenses	$241,061	$206,683
Merger and acquisition transaction and integration costs (1)	(3,614)	(585)
D&A related to acquisitions and the Refinitiv Transaction (2)	(34,367)	(31,617)
Stock-based compensation expense (3)	(1,183)	(850)
Foreign exchange gains / (losses) (4)	2,284	(2,798)
Adjusted Expenses	$204,181	$170,833

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)	Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options.
(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Page | 6

	Trailing Twelve Months Ended March 31,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2024	2023
	(dollars in thousands)
Cash flow from operating activities	$713,163	$658,419
Less: Capitalization of software development costs	(44,078)	(37,738)
Less: Purchases of furniture, equipment and leasehold improvements	(18,239)	(21,032)
Free Cash Flow	$650,846	$599,649

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	March 31,
	2024	2023
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$126,142	$87,856
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(95)	(123)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$126,047	$87,733

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	212,709,872	208,105,437
Dilutive effect of PRSUs	500,978	286,563
Dilutive effect of options	599,574	1,469,219
Dilutive effect of RSUs	444,066	282,515
Dilutive effect of PSUs	406,363	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	214,660,853	210,143,734

Earnings per share - Basic	$0.59	$0.42
Earnings per share - Diluted	$0.59	$0.42

(1)
During the three months ended March 31, 2024 and 2023, there was a total of 159,957 and 291,772, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	March 31,
	2024		2023		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$153,697	$60,396	$114,168	$56,337	$39,529	$4,059	34.6%	7.2%
Credit	108,028	7,811	82,364	6,653	25,664	1,158	31.2%	17.4%
Equities	24,674	2,376	23,897	2,306	777	70	3.3%	3.0%
Money Markets	12,563	4,228	10,414	4,393	2,149	(165)	20.6%	(3.8)%
Market Data	132	28,890	—	22,434	132	6,456	N/M	28.8%
Other	—	5,944	—	6,283	—	(339)	—	(5.4)%
Total revenue	$299,094	$109,645	$230,843	$98,406	$68,251	$11,239	29.6%	11.4%
N/M = not meaningful

Page | 7

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	March 31,		YoY
	2024	2023	% Change
Rates	$1.98	$2.09	(5.5)%
Rates Cash	$2.56	$2.54	0.6%
Rates Derivatives	$1.65	$1.78	(7.2)%
Rates Derivatives (greater than 1 year)	$2.49	$3.03	(17.7)%
Other Rates Derivatives (1)	$0.22	$0.17	30.1%

Credit	$50.39	$40.75	23.6%
Cash Credit (2)	$150.84	$157.61	(4.3)%
Credit Derivatives, China Bonds and U.S. Cash EP	$6.57	$6.81	(3.5)%

Equities	$14.68	$19.64	(25.3)%
Equities Cash	$25.95	$30.33	(14.5)%
Equities Derivatives	$5.06	$7.21	(29.8)%

Money Markets	$0.36	$0.38	(6.1)%

Total	$2.56	$2.71	(5.5)%
Total excluding Other Rates Derivatives (3)	$2.99	$3.20	(6.6)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
Page | 8

TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2024 Q1		2023 Q1		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$461,826	$28,270,241	$362,707	$22,574,171	27.33%
	U.S. Government Bonds	196,469	11,984,583	144,109	8,934,755	36.33%
	European Government Bonds	50,267	3,166,836	42,636	2,728,696	17.90%
	Mortgages	204,083	12,449,078	170,263	10,556,298	19.86%
	Other Government Bonds	11,007	669,744	5,699	354,422	93.14%
	Derivatives	798,871	49,421,660	508,675	31,989,758	57.05%
	Swaps/Swaptions ≥ 1Y	502,364	31,037,693	285,896	17,965,246	75.72%
	Swaps/Swaptions < 1Y	288,504	17,892,088	221,202	13,926,695	30.43%
	Futures	8,003	491,880	1,577	97,816	407.44%
	Total	1,260,697	77,691,901	871,381	54,563,928	44.68%
Credit	Cash	17,418	1,061,689	11,497	714,885	51.50%
	U.S. High Grade - Fully Electronic	6,709	409,248	4,134	256,281	62.31%
U.S. High Grade - Electronically Processed		3,413	208,203	3,137	194,474	8.81%
	U.S. High Yield - Fully Electronic	749	45,670	674	41,777	11.11%
	U.S. High Yield - Electronically Processed	324	19,771	373	23,102	(13.02)%
	European Credit	2,519	158,725	2,046	130,939	23.15%
	Municipal Bonds	323	19,701	311	19,306	3.72%
	Chinese Bonds	3,094	182,546	714	42,133	333.26%
	Other Credit Bonds	287	17,824	109	6,874	163.71%
	Derivatives	17,502	1,082,282	20,806	1,306,491	(15.88)%
	Swaps	17,502	1,082,282	20,806	1,306,491	(15.88)%
	Total	34,920	2,143,970	32,303	2,021,376	8.10%
Equities	Cash	12,613	775,061	10,491	656,093	20.23%
	U.S. ETFs	9,771	596,044	7,663	475,099	27.51%
	European ETFs	2,842	179,017	2,828	180,994	0.48%
	Derivatives	14,838	906,382	9,043	562,478	64.09%
	Convertibles/Swaps/Options	10,364	633,167	6,056	376,950	71.13%
	Futures	4,475	273,215	2,987	185,528	49.80%
	Total	27,451	1,681,443	19,534	1,218,571	40.53%
Money Markets	Cash	576,573	35,371,612	442,401	27,583,799	30.33%
	Repurchase Agreements (Repo)	557,392	34,198,898	426,145	26,574,942	30.80%
	Other Money Markets	19,180	1,172,715	16,257	1,008,856	17.98%
	Total	576,573	35,371,612	442,401	27,583,799	30.33%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,899,641	$116,888,926	$1,365,620	$85,387,674	39.1%

(1)
We acquired Yieldbroker on August 31, 2023 and acquired r8fin on January 19, 2024. Total volume reported includes volumes from each acquired business subsequent to the closing date of the applicable acquisition.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
Page | 9

BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three months ended March 31, 2024 and 2023 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2024 guidance and full-year 2024 and 2025 revenue guidance related to the LSEG market data license agreement, pending acquisitions, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
Page | 10

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X (formerly Twitter). The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

# # #
Page | 11